Form 8-K
Exhibit 10.3
Buyers United, Inc., File No. 0-26917

                      RECONCILLIATION AND RELEASE AGREEMENT

     THIS RECONCILLIATION AND RELEASE AGREEMENT is entered into this 9th day of March 2004 by and between

            Buyers United Inc., a Delaware corporation ("Buyers")

            And

            Counsel Corporation, an Ontario corporation
            Counsel Communications LLC, (formerly known as Counsel
              Springwell Communications LLC) a Delaware limited liability company
            I-Link Incorporated, (now known as Acceris Communications Inc.)
              a Florida corporation ("I-Link")
            I-Link Communications, Inc., a Utah corporation ("ILC") (collectively the "Counsel Group")

                                 R E C I T A L S

     WHEREAS, Buyers, I-Link and ILC entered into an Asset Purchase Agreement dated December 6, 2002 (the "Asset Purchase Agreement") pursuant to which Buyers purchased certain assets of I-Link and ILC, and Software License Agreement dated December 6, 2002 ("License Agreement") pursuant to which Buyers acquired a paid-up, non-exclusive, perpetual, non-transferable, worldwide license to make, have made, and use the intellectual property set forth therein.

     WHEREAS, Buyers, I-Link, and ILC entered into the Closing Memorandum dated April 30, 2003 ("Closing Memorandum") providing for the closing of the transactions contemplated by the Asset Purchase Agreement and containing additional terms relating to the transition of the assets acquired by Buyers and resolution of open accounts;

     WHEREAS, Buyers, I-Link, and ILC entered into the Escrow Agreement dated April 30, 2003 ("I-Link Escrow Agreement") pursuant to Section 8.1 of the Asset Purchase Agreement that provides for the escrow of 25,000 shares of Series B Preferred Stock for the satisfaction of indemnification claims of Buyers;

     WHEREAS, Buyers, I-Link, and ILC desire to resolve the final outstanding accounts and offsets arising from the transition of the assets acquired under the Asset Purchase Agreement to Buyers, Buyers and the Counsel Group desire to release each other from any further claims and effect a release of the I-Link Escrow Agreement, and the parties have reached additional agreements regarding the stock ownership of I-Link in Buyers;

     NOW,   THEREFORE,   in  consideration  of  the  foregoing  and  the  mutual
representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.   Reconciliation of Accounts.

     (a) I-Link acknowledges that Buyers has paid and reimbursed to ILC the rent deposit for the office space located at 13751 South Wadsworth Park Drive, Suite 200, Draper, Utah.

     (b) Within five days following the date of this Agreement Buyers will pay to ILC $3,600 cash in reimbursement for the credit amounts issued on the November and December 2002 invoices paid by I-Link to Level 3 Communications.

     (c) I-Link will pursue resolution of the dispute with Compaq under Lease Equipment Schedule 546328, which is part of the Master Lease Agreement No. 537982. Upon achieving an agreement for resolving this dispute satisfactory to I-Link, I-Link will send a written notice to Buyers containing a copy of the letter, agreement, or other document between I-Link and Compaq that memorializes the terms of the agreement ("Compaq Agreement"). Within five days following the receipt of the notice, Buyers shall pay to I-Link one-half of the settlement amount set forth in the Compaq Agreement in cash; provided, however, that the total amount paid by Buyers to I-Link shall not exceed $47,132.13.

     (d) All other accounts, charges, and offsets (other than those set forth above), including, but not limited to, those items identified in the letter dated October 24, 2003, from Paul Jarman to Ted Stern, shall be satisfied by the payment from Buyers to I-Link of $87,828 in cash. Payment of this amount shall be paid in cash by Buyers to I-Link by March 31, 2004.

     (e) Concurrently with the execution of this Agreement, I-Link is delivering to Buyers three original copies of a duly executed Consent to Assignment (attached hereto) that authorizes and effects transfer of $110,000 of deposits currently held by Level 3 Communications to and for the account of Buyers, and I-Link shall thereby acknowledge that it has no further claim to or interest therein.

2.   Series B Preferred Stock.

     (a) Upon the execution and delivery of this Agreement the I-Link Escrow Agreement shall terminate, and Buyers shall issue instructions to the escrow agent under those agreements to release and deliver out of escrow all shares of Series B Preferred Stock held in escrow under the I-Link Escrow Agreement.

     (b) Concurrently with the execution of this Agreement by the parties, I-Link is tendering to Buyers for conversion to common stock of Buyers all shares of Series B Preferred Stock registered in the name of I-Link, and Buyers agrees and acknowledges that effective on the date of such conversion it is obligated to pay to I-Link all dividends accrued through that date in accordance with the terms of the Series B Convertible Preferred Stock. By virtue of such conversion, Buyers shall issue and deliver to I-Link a certificate for 750,000 shares of common stock, and shall issue and deliver the remaining 750,000 shares of common stock issuable on conversion in accordance with paragraph 2(c), below.

     (c) Concurrently with the execution and delivery of this Agreement by the parties, I-Link is signing and delivering the Securities Purchase Agreement

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

dated March 10, 2004, to which Buyers, I-Link, and the Investors named therein are all parties (the "Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, I-Link authorizes and instructs Buyers and its transfer agent to issue and deliver 750,000 shares of common stock issuable on conversion of I-Link's Series B Preferred Stock (the "Selling Stockholder Shares") to the Investors pursuant to the sale of such shares to the Investors as provided therein, and to that end I-link is delivering to Buyers with this Agreement a duly executed stock power, with Medallion signature guarantee, for purposes of effecting such sale. Buyers covenants and agrees that it will not authorize or permit the distribution of any of the proceeds from the sale of the Selling Stockholder Shares nor the delivery of any of the Selling Stockholder Shares to the purchasers unless the purchase price for the Selling Stockholder Shares (less the amount of any sales commission payable by I-link on sale of the Selling Stockholder Shares) is sent from escrow by wire transfer to an account designated by I-Link at the same time any funds are sent from escrow to the Company from the sale of any of its shares of common stock to the Investors. I-Link acknowledges and agrees that it is obligated to pay to Roth Capital Partners, LLC a sales commission equal to 5.5% of the gross proceeds derived from the sale of the Selling Stockholder Shares.

     (d) [Reserved]

     (e) With respect to the 750,000 shares of common stock issued to I-Link under paragraph 2(b), above, and 58,546 shares of common stock issued to I-Link as dividends on its shares of Series B Preferred Stock (collectively the
"Registrable Shares"), Buyers grants to I-Link the right to register the Registrable Securities for sale under the Securities Act of 1933 on the terms set forth in the Registration Rights Agreement attached as Exhibit A to the Purchase Agreement (the "Registration Agreement"). Concurrently with the execution and delivery of this Agreement by the parties, I-Link is signing and delivering to Buyers the Registration Agreement, and Buyers will sign and deliver to I-Link, and will be bound by the terms of, the Registration Agreement on the Closing Date under the Purchase Agreement at the same time Buyers delivers the Registration Agreement to each of the Investors that are a party to the Purchase Agreement.

     (f) All shares of Buyers common stock issued under this Agreement currently are "restricted securities" with the meaning of Rule 144 adopted under the Securities Act of 1933. Buyers acknowledges that the Rule 144 restriction period for the common stock issued under this Agreement began on May 1, 2003. I-Link represents that it is an accredited investor within the meaning of Rule 501(a)(3) of Regulation D promulgated under the Securities Act of 1933, and is acquiring Buyers common stock for its own account for investment purposes only and not with a view to or for sale in connection with the distribution thereof.

3.   Mutual Release.

     (a) In exchange for the consideration stated herein, that being good and valuable consideration, the Counsel Group, jointly and severally, and on behalf of each of their respective affiliates, successors, and assigns, agrees to fully and forever release and discharge Buyers and its subsidiaries, affiliates, divisions, predecessors, successors, assigns and all former, current or future officers, directors, agents, employees, managers, or shareholders, and each of them, from any and all claims, charges, demands, actions, suits, causes of action, liabilities, damages, assessments, or penalties of whatsoever kind or nature, in tort, contract, law, equity or by statute or otherwise, including,

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

but not limited to, claims arising out of or in any way related to the Asset Purchase Agreement, the Closing Memorandum, the I-Link Escrow Agreement, and the Counsel Escrow Agreement. Notwithstanding the foregoing, the above release and waiver shall not apply to any rights, obligations, or claims arising under this Agreement, Section 5.1 or 5.2 of the Asset Purchase Agreement, or the License Agreement.

     (b) In exchange for the consideration stated herein, that being good and valuable consideration, Buyers, and each of its subsidiaries, affiliates, successors, and assigns, agrees to fully and forever release and discharge each of the Counsel Group and their respective subsidiaries, affiliates, divisions, predecessors, successors, assigns and all former, current or future officers, directors, agents, employees, managers, or shareholders, and each of them, from any and all claims, charges, demands, actions, suits, causes of action, liabilities, damages, assessments, or penalties of whatsoever kind or nature, in tort, contract, law, equity or by statute or otherwise, including, but not limited to, claims arising out of or in any way related to the Asset Purchase Agreement, the Closing Memorandum, the I-Link Escrow Agreement, and the Counsel Escrow Agreement. Notwithstanding the foregoing, the above release and waiver shall not apply to any rights, obligations, or claims arising under this Agreement or the License Agreement.

4. Entire Agreement; Amendments and Waivers. This Agreement, including the exhibit hereto, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed only by written instrument signed by the parties hereto. Except to the extent expressly set forth herein, the Asset Purchase Agreement shall continue in full force and effect.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah applicable to contracts made and performed in such state and without regard to conflicts of law doctrines.

6. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

7. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

8. Notice. Any notice required or permitted under this Agreement shall be in writing and shall be deemed given: (a) on the date delivered in person; (b) on the date transmitted by telex, telefax or telecommunications mechanism, provided that any notice so given is also mailed as provided in clause (d); (c) the business day following the date deposited with a courier service that guarantees next day delivery, or (d) three days following the date sent by registered or certified mail, return receipt requested (postage prepaid). Any notice to Buyers shall be sufficiently given if sent to it at its address or fax number set forth

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

on the signature page to this Agreement, and any notice to one or more members of the Counsel Group shall be sufficiently given if sent to the Counsel Group Representative at its address or fax number set forth on the signature page to this Agreement.

9. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10. No offsets. All amounts required to be paid in cash hereunder by Buyers shall be paid in full without offset or deduction.

     IN WITNESS WHEREOF,  the parties hereto have executed,  or have caused this
Indemnification   Agreement  to  be  executed  by  their  respective  authorized representatives, as of the date first written above.


BUYERS UNITED INC.
                                          Address:
                                          13751 S. Wadsworth Park
By: /s/ Theodore Stern                    Draper, UT  84020
Name: Theodore Stern                      Fax No. 866/800-0007
Title: Chief Executive Officer            Designated person:
                                          Paul Jarman, President








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


THE COUNSEL GROUP

COUNSEL CORPORATION, an Ontario corporation
                                          Address:
                                          130 King St., Suite 1300
By: /s/ Allan Silber                      Toronto, Ontario M5X 1E3
Name: Allan Silber                        Fax No. 416-866-3061
Title: Chairman & CEO                     Designated person: Allan Silber

COUNSEL COMMUNICATIONS LLC
a Delaware limited liability company
                                          Address:
                                          500 Atrium Drive, 1st Floor
By: /s/ Allan Silber                      Somerset, NJ 08873
Name: Allan Silber                        Designated person: Allan
Silber
Title: President

ACCERIS COMMUNICATIONS INC. (formerly I-Link Incorporated),
a Florida corporation
                                          Address:
                                          9775 Business Park Avenue
By: /s/ Allan Silber                      San Diego, CA 92131
Name: Allan Silber                        Designated person: Allan
Silber
Title: Chairman & CEO

I-LINK COMMUNICATIONS, INC.,
a Utah corporation
                                          Address:
                                          1001 Brinton Road
By: /s/ Allan Silber                      Pittsburgh, PA 15221
Name: Allan Silber                        Designated person: Allan
Silber
Title: Chief Executive Officer








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


                              CONSENT TO ASSIGNMENT

     THIS CONSENT TO ASSIGNMENT (this "Consent") is entered into as of the 9th day of March, 2004 (the "Effective Date"), by and among Level 3 Communications, LLC, a Delaware limited liability company ("Level 3"), I-Link Incorporated, a Florida corporation and I-Link Communications, Inc., a Utah corporation (collectively, "Assignor"), and Buyers United, Inc. a Delaware corporation ("Assignee").

                                    RECITALS:

     WHEREAS, Level 3 and I-Link Communications, Inc. previously entered into a Terms and Conditions For Delivery of Service, signed by I-Link Communications, Inc. on March 2, 1999 and a Terms and Conditions For Delivery of Service (3 Voice), signed by I-Link Communications, Inc. on March 22, 2000 (collectively the "Prior Agreements");

     WHEREAS, I-Link Incorporated and Level 3 have entered into (i) that certain Terms For Delivery of Service and related Addendum each dated as of August 7, 2001 (together, the "Terms") intending to replace the Prior Agreements and (ii) various orders for Level 3 provided services submitted under such Terms or under the terms or the Prior Agreements; and

     WHEREAS, Assignor desires to assign and Assignee desires to assume all obligations and all of its rights, title and interest in, to and under the Terms and the Customer Orders (relative only to the following accounts of Assignor: account #41506 and account #838 (such accounts collectively referred to herein as the "Applicable Customer Accounts")) to Assignee (the "Assignment"); and

     WHEREAS, Level 3 consents to the Assignment on the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals. The recitals set forth above shall be deemed to be a part of this Consent and are incorporated herein.

2. Representations. Assignor and Assignee each represent and warrant to Level 3 that with respect to the Applicable Customer Accounts only (i) the Terms and Customer Orders have been assigned (and liabilities assumed) as further described in the attached fully executed copies of the Bill of Sale, Assignment and General Conveyance and related Assumption of Liabilities each as between Assignor and Assignee and dated as of December 6, 2002. Assignee represents and warrant to Level 3 that (i) Assignee has assumed and agreed to comply with all the obligations of the Terms and Customer Orders as further described in the attached fully executed copies of the Bill of Sale, Assignment and General Conveyance and related Assumption of Liabilities each as between Assignor and Assignee and dated as of December 6, 2002.

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

3. Consent and Agreement. Level 3 hereby (x) consents to the Assignment by Assignor to Assignee of Assignor's right, title and interest in, to and under the Terms and the Customer Orders (with respect to the Applicable Customer Accounts only) and the assumption and agreement by Assignee to comply with all the obligations undertaken by Assignor thereunder and (y) agrees that in conjunction with such assignment and assumption $110,000 of the current deposit held by Level 3 as security for Assignor's account shall be transferred as a deposit securing the account of Assignee (any and all remaining amounts shall remain a deposit in favor of Assignor's account). This Consent is made expressly contingent upon the closing of the Assignment.

4. Amendment to Terms Not Needed. Assignor and Level 3 hereby acknowledge and agree that by virtue of the Assignment the agreement to execute a guaranty and amendment to the Terms described in that certain Settlement and Release Agreement by and among Assignor, WorldXchange Corp. and Level 3 and dated as of July 31, 2002 is no longer necessary and such requirement is deemed satisfied.

5. Counterparts. This Consent may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all of which counterparts shall together constitute the same instrument. Signatures exchanged by facsimile are effective for all purposes hereunder to the same extent as original signatures

6. Governing Law. This Consent shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to its conflicts of laws principles.





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


     IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed as of the date first written above.

                                    ASSIGNOR:
                                    I-LINK INCORPORATED

                                    By:  _______________________________________
                                    Name:
                                    Title:

                                    I-LINK COMMINUCATIONS, INC.

                                    By:  _______________________________________
                                    Name:
                                    Title:

                                    ASSIGNEE:
                                    BUYERS UNITED, INC.

                                    By:  _______________________________________
                                    Name:
                                    Title:

                                    CONSENT GRANTED BY:
                                    LEVEL 3 COMMUNICATIONS, LLC

                                    By:  _______________________________________
                                    Name:
                                    Title:






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


                                    EXHIBIT A

[Attach fully executed copies of Bill of Sale, Assignment and General Conveyance and related Assumption of Liabilities dated as of December 6, 2002]














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